Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS CLOSING EXISTING WHOLESALE OPERATIONS

Determines focus on retail operations is in best interests of Company and its shareholders

Columbus, Ohio - November 1, 2013 - Big Lots, Inc. (NYSE: BIG) today announced our intention to close Big Lots Wholesale, Consolidated International, and Wisconsin Toy wholesale operations by the end of fiscal 2013. It is anticipated during this wind down period, the wholesale business will liquidate its inventory and associates where and when possible will be assimilated into our retail operations over the next 90 days.

Commenting on today’s announcement, David Campisi, Chief Executive Officer and President, stated, “The leadership team of the Company is working diligently and is deeply committed to delivering a comprehensive and detailed long-range strategic plan. As such, we are evaluating all aspects of our current operations and potential new business opportunities to chart a new course, a course where we believe we have the best opportunity to win and provide value for our customers, our associates, and our shareholders. We have already identified and begun to execute towards several new initiatives such as the expansion of our cooler and freezer program, the introduction of furniture financing, and our desire to enter the digital, social, and omnichannel space. Each of these opportunities, and there are many more under development, are designed to better serve our target customer, Jennifer. These new initiatives also represent potential growth and development for our associates here in Columbus and in our field operations team.”

Mr. Campisi continued, “As part of our strategic planning process, we have to make difficult decisions about existing businesses or investments where we are not generating a good financial return or where we do not see an opportunity to win longer term. As such, we have made the determination that closing our wholesale business is in the best interest of our company and our shareholders. This is not a decision we take lightly, as a number of associates who have been dedicated and worked very hard in an effort to grow the wholesale business will be impacted. Over the years, the wholesale business environment has changed, become increasingly more competitive, and the sales and margin growth opportunities are not what they once were. We believe a narrower focus and investing in new ways to enhance our relationship with the customer will provide greater value for our shareholders over the longer term.”

Based on today’s announcement, we estimate recording a pretax charge in the range of $5 to $8 million during the third quarter of fiscal 2013. This charge was not included in our guidance provided on August 30, 2013. We intend to wind down the wholesale operations during the fourth quarter of fiscal 2013. Upon completion of the wind down, the entirety of the financial results of the wholesale business will qualify for discontinued operations treatment for fiscal 2013.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Big Lots is North America's largest broadline closeout retailer. We currently operate 1,527 BIG LOTS stores in the 48 contiguous United States, 5 BIG LOTS store in Canada, and 74 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com